Exhibit 23


                        CONSENT OF INDEPENDENT ACCOUNTANT
                        ---------------------------------





      I consent to the incorporation by references in the registration statement of GPU, Inc. on Forms S-8 (File Nos. 33-32326 and 33-51037) of my report dated May 29, 1998 on my audit of the financial statements of the Jersey Central Power & Light Company Employee Savings Plan for Bargaining Unit Employees as of December 31, 1997 and 1996 and for the years then ended, which report is included in this Annual Report on Form 11-K.




                                                John Milligan, CPA














105 N. 22nd Street, 2nd Floor
Philadelphia, Pennsylvania
June 24, 1998